UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 10, 2019

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2019, Marinus Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., related to an underwritten offering of 28,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock). The public offering price for the Common Stock is $1.25 per share. In addition, under the terms of the Underwriting Agreement, the Company has granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 4,200,000 shares of Common Stock.

The Shares will be issued pursuant to a registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission, which became effective on December 1, 2017 (File No. 333-221243). The Company expects that the closing of the sale of the Common Stock public offering will take place on December 13, 2019, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Concurrently with this offering, the Company will sell $30.0 million of shares (the “Preferred Shares”) of the Company’s Series A Participating Convertible Preferred Stock (“Series A Preferred Stock”) in a private placement. The Preferred shares will be convertible pursuant to the terms of the Series A Preferred Stock into shares of our common stock at a conversion price equal to $1.25, the public offering price of the shares of common stock being sold pursuant to this prospectus, subject to customary anti-dilution adjustments. A copy of the Securities Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Preferred Shares to be sold in the concurrent private placement have not been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a resale registration statement with the Securities and Exchange Commission for purposes of registering the resale of the shares of common stock issuable upon conversion of the Preferred Shares issued in the concurrent private placement.

A copy of the legal opinion and consent of Duane Morris LLP relating to the validity of the Shares to be issued in the offering is attached as Exhibit 5.1 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The discussion of the Securities Purchase Agreement in Item 1.01 is incorporated by reference into this Item 3.02 as though fully set forth herein.

Item 8.01.	Other Events.

The Company issued a press release on December 10, 2019 announcing the commencement of the sale of the Common Stock, respectively. The full text of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement dated December 11, 2019

5.1	Legal opinion of Duane Morris LLP

10.1	Securities Purchase Agreement dated December 11, 2019 between the Company and the Investors listed therein.

99.1	Press Release dated December 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer, Secretary and Treasurer

Date:  December 12, 2019

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